EXHIBIT 10.11

                                         AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment made to that certain employment agreement between Clements Golden Phoenix Enterprises, Inc., a Florida corporation with offices at 3135 S.W. Mapp Road, P.O. Box 268, Palm City, FL 34991 (the "Employer") and Samuel P. Sirkis, residing at 2705 Autumn Leaves Drive, Daytona Beach, FL 32124 (the "Employee") dated August 1, 2000 (the "Agreement").

         WHEREFORE, Employee was to receive a signing bonus of 200,000 shares of Employer's Restricted Common Stock pursuant to Section 2 "Compensation" of the Agreement (the "Stock"); and

         WHEREFORE,Employee was issued the Stock pursuant to such provision; and

         WHEREFORE, Employer has since conducted two (2) forward splits of its Common Stock resulting in the issuance of 600,000 additional shares to Employee (the "Additional Stock")

         WHEREFORE, both Employee and Employer have agreed that the Agreement was incorrect, in that the Employee was not to receive the Stock or the Additional Stock as a signing bonus and instead was to earn warrants to purchase shares of Employer's Common Stock upon being gainfully employed by Employer for a period of six (6) months.

         NOW THEREFORE, for valuable consideration paid in hand, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

     1. Employee shall immediately tender to Employer certificates representing eight hundred thousand (800,000) shares of Employer's Common Stock (the Stock and the Additional Stock) for cancellation and return to Employer's authorized but unissued Common Stock.

     2. Employer shall provide Employee with a Warrant Agreement dated February 1, 2001, enabling Employee to purchase eight hundred thousand shares of Employer's Restricted Common Stock, subject to adjustment in the event of any merger, share exchange, forward stock split, reverse stock split, reorganization or similar transaction.

     3. All remaining sections of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.

EMPLOYER:                                             EMPLOYEE:
Clements Golden Phoenix Enterprises, Inc.

By: /s/ Joseph R. Rizzuti                             /s/ Samuel P.  Sirkis
--------------------------------------------          ----------------------
      Joseph R. Rizzuti                               Samuel P. Sirkis
      Chairman & Chief Operating Officer